UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
 ________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2026
________________________
LKQ CORPORATION
(Exact name of registrant as specified in its charter)
_______________________

Delaware	001-42002	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5846 Crossings Boulevard
Antioch, Tennessee		37013
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (615) 781-5200
N/A
(Former name or former address, if changed since last report)

 ________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	LKQ	The Nasdaq Global Select Market
4.125% Notes due 2031	LKQ31	The Nasdaq Global Select Market
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As further described below under Item 5.07 of this Current Report on Form 8-K, at the Annual Meeting of Stockholders (the “Annual Meeting”) of LKQ Corporation (the “Company”) held on May 6, 2026, the Company’s stockholders, upon the recommendation of the Company’s board of directors (the “Board”), approved an amendment (the “Charter Amendment”) to the Company’s Restated Certificate of Incorporation to provide stockholders holding a combined 25% or more of the Company’s common stock with the right to request a special meeting of stockholders. The Board previously had approved the Charter Amendment. On May 8, 2026, the Company filed a related Certificate of Amendment with the Secretary of State of the State of Delaware, and the Charter Amendment became effective on that date.

A more complete description of the Charter Amendment is set forth in “Proposal No. 4 - Approval of An Amendment to the Company’s Restated Certificate of Incorporation to Provide Stockholders Holding a Combined 25% or More of Our Common Stock with the Right to Request a Special Meeting of Stockholders” in the Company’s definitive proxy statement for the Annual Meeting (“Proposal No. 4”), which was filed with the Securities and Exchange Commission on March 24, 2026. Each of that description and the foregoing summary of the Charter Amendment set forth under this Item 5.03 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Charter Amendment attached hereto as Exhibit 3.1, which is incorporated herein by reference.

In addition, as further described in Proposal No. 4, following approval of the Charter Amendment by the Company’s stockholders at the Annual Meeting, on May 6, 2026, the Board approved Amended and Restated Bylaws of the Company reflecting an amendment of Section 3 of Article II to provide for certain ownership and procedural requirements relating to the right of the requisite stockholders to request in writing that the Board call and hold a special meeting of the Company’s stockholders, as summarized in Proposal No. 4 and as set forth in the Charter Amendment. The Amendment and Restated Bylaws of the Company approved by the Board became effective upon the effectiveness of the Charter Amendment on May 8, 2026. This summary of the amendment of Section 3 of Article II reflected in the Amended and Restated Bylaws of the Company, as amended as of May 8, 2026, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such Amendment and Restated Bylaws attached hereto as Exhibit 3.2, which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Annual Meeting of the Company was held on May 6, 2026. The final results on each of the matters submitted to a vote of the security holders were as follows:
1.The election of eight directors to terms ending in 2027. The nominees for directors were elected based on the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Andrew C. Clarke	229,151,803	3,747,573	141,268	8,931,511
Meg A. Divitto	199,790,226	32,290,645	959,773	8,931,511
Sue Gove	228,711,031	4,168,062	161,551	8,931,511
Justin L. Jude	229,402,461	3,515,808	122,375	8,931,511
John W. Mendel	224,547,098	8,364,300	129,246	8,931,511
James S. Metcalf	212,378,604	20,537,286	124,754	8,931,511
Michael S. Powell	214,621,357	18,294,635	124,652	8,931,511
Xavier Urbain	229,398,867	3,517,352	124,425	8,931,511
2.The ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2026. The appointment of Deloitte & Touche LLP was ratified pursuant to the following votes:

Votes For:	227,860,645
Votes Against:	13,512,721
Abstentions:	598,789

3.An advisory vote on the fiscal year 2025 compensation of the Company's named executive officers. The fiscal year 2025 compensation of the Company's named executive officers was approved pursuant to the following votes:

Votes For:	225,721,561
Votes Against:	6,644,195
Abstentions:	674,888
Broker Non-Votes:	8,931,511
4.The approval of an amendment to the Company's restated certificate of incorporation to provide stockholders holding a combined 25% or more of the Company's common stock with the right to request a special meeting of stockholders was approved pursuant to the following votes:

Votes For:	232,193,525
Votes Against:	258,607
Abstentions:	588,512
Broker Non-Votes:	8,931,511

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
3.1	Certificate of Amendment to Restated Certificate of Incorporation of LKQ Corporation.
3.2	Amended and Restated Bylaws of LKQ Corporation, as amended as of May 8, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 8, 2026

LKQ CORPORATION

By:	/s/ Matthew J. McKay
Matthew J. McKay
Senior Vice President, General Counsel and Corporate Secretary